EXHIBIT 10(d)


                     GOODWIN, PROCTER & HOAR LLP
                        COUNSELLORS AT LAW
                          EXCHANGE PLACE
                  BOSTON, MASSACHUSETTS 02109-2881

                                                   TELEPHONE (617) 670-1000
                                                  TELECOPIER (617) 523-1231

                         September 30, 1996


USAA Mutual fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

     As counsel to USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the issuance of shares of capital stock, $.01 par value per share, of the Aggressive Growth Fund (the "Shares"), a class of capital stock of the Company which has been established and designated in the Company's
Articles of Incorporation and Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in the Prospectus and the Statement of Additional Information contained in Post-Effective Amendment No. 43 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

     We have examined the Articles, the By-Laws of the Company, as amended, the minutes of certain meetings of the Board of Directors of the Company, the Prospectus and Statement of Additional Information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

     Based upon the foregoing, and assuming that not more than 50,000,000 Shares of the Aggressive Growth Fund will be issued and outstanding at any time, we are of the opinion that the Shares will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable.

     We hereby consent to the reference to this firm in the Prospectuses under the heading "Legal Counsel" and in the Statement of Additional Information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                              Very truly yours,


                              /s/ GOODWIN, PROCTER & HOAR LLP
                              -----------------------------------------
                              GOODWIN, PROCTER & HOAR LLP


                              EXHIBIT 10(e)

                     GOODWIN, PROCTER & HOAR LLP
                        COUNSELLORS AT LAW
                          EXCHANGE PLACE
                  BOSTON, MASSACHUSETTS 02109-2881

                                                   TELEPHONE (617) 670-1000
                                                  TELECOPIER (617) 523-1231

                         September 30, 1996



USAA Mutual fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 43 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A of USAA Mutual Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Growth Fund, Growth & Income Fund, Income
Stock Fund, Income Fund, Short-Term Bond Fund and Money Market Fund series of the Registrant, which opinion was filed with Post-Effective Amendment
No. 39 to the Registration Statement.

     We also hereby consent to the reference to this firm in the Prospectuses under the heading "Legal Counsel" and in the Statement of Additional Information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                              Very truly yours,


                              /s/ GOODWIN, PROCTER & HOAR LLP
                              ------------------------------------
                              GOODWIN, PROCTER & HOAR LLP